                                                                    EXHIBIT 3.31

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA


                           CERTIFICATE OF TRANSCRIPT

     I, the undersigned Secretary of State of the State of Oklahoma, do hereby certify that the annexed transcript has been compared with the record on file in my office of which it purports to be a copy, and that the same is a full, true and correct copy of:


     CERTIFICATE OF INCORPORATION

     AND

     ALL AMENDMENTS THERETO

     OF

     UNIVERSAL TECH CORPORATION


                         In testimony whereof, I have hereto set my hand and caused to be affixed the Great Seal of the State of Oklahoma, done at the City of Oklahoma City this 14/th/, day of November, A.D. 1997.


                         _____________________________________________
                         Secretary of State


                         By:_____________________________________________

                       OFFICE OF THE SECRETARY OF STATE
                               STATE OF OKLAHOMA


                         CERTIFICATE OF INCORPORATION

To all to Whom these Presents shall Come, Greetings:

     WHEREAS, The Certificate of Incorporation, duly signed and verified of

                          UNIVERSAL TECH CORPORATION
--------------------------------------------------------------------------------

have been filed in the office of the Secretary of State as provided by the Laws of the State of Oklahoma.

     NOW, THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma by virtue of the powers vested in me by law, do hereby issue this Certificate of Incorporation.

     IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                         Filed at the City of Oklahoma City this 31/st/ day of May, A.D. 1990.


                         _____________________________________________
                         Secretary of State


                         By:__________________________________________

                         CERTIFICATE OF INCORPORATION
                                      OF
                          UNIVERSAL TECH CORPORATION

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:


     FIRST: Name. The name of this corporation is Universal Tech Corporation
            ----
(hereafter this "Corporation").

     SECOND: Registered Office. The name and address of the registered agent of
             -----------------
this Corporation in the State of Oklahoma and the address of the registered office of this Corporation in the State of Oklahoma, which is the same as the address of its registered agent, are:

               Mock, Schwabe, Waldo, Elder,
                 Reeves & Bryant,
               A Professional Corporation
               Fifteenth Floor
               One Leadership Square
               211 North Robinson
               Oklahoma City, OK 73102

     THIRD: Term. The term of this Corporation shall be perpetual.
            ----

     FOURTH: Purpose. The purpose of this Corporation is to engage in any lawful
             -------
act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

     FIFTH: Capital Stock. This Corporation is authorized to issue only one (1)
            -------------
class of shares of capital stock, to be designated "Common Stock." The total number of shares of Common Stock which this Corporation shall have authority to allot and the par value of each share of Common Stock are as follows:

          Total Number          Par Value         Total Authorized
           Of Shares          Of Each Share         Common Stock
          ------------        -------------       ----------------
            10,000                $1.00                $10,000

     SIXTH: Incorporator. The name and address of the incorporator are as
            ------------
follows:

     Name                     Mailing Address
     ----                     ---------------

     Steven P. Cole           Mock, Schwabe, Waldo, Elder,
                                Reeves & Bryant,
                              A Professional Corporation
                              Fifteenth Floor
                              One Leadership Square
                              211 North Robinson
                              Oklahoma City, OK 73102

     SEVENTH: Sole Director. The name and mailing address of the person who is
              -------------
to serve as sole director until the first annual meeting of the shareholders or until his successors are elected and qualify are as follows:

     Name                     Mailing Address
     ----                     ---------------

     Neil Edward Gehrig       2201 Canyon Creek Plaza
                              Richardson, Texas 75080

     EIGHTH: Management of Corporation. The following constitute provisions for
             -------------------------
the regulation of internal affairs of this Corporation:

          (a)  Bylaws. The Bylaws for the governing of this Corporation may be
               ------
     adopted, amended, altered, repealed, or readopted by the Board of Directors at any stated or special meeting of such board, but the powers of such directors in this regard shall at all times be subject to the rights of the shareholders to alter or repeal such Bylaws at any annual meeting of shareholders, and the power of the Board of Directors shall not extend to any amendment of the Bylaws respecting the number, qualifications, classifications, or term of office of the members of the Board of Directors.

          (b)  Number of Directors. The number of directors of this Corporation
               -------------------
     shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

     NINTH: Creditors Arrangements. Whenever a compromise or arrangement is
            ----------------------
proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of the Oklahoma General Corporation Act or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of the Oklahoma General Corporation Act, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the such court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

     TENTH: Director's Liability; Indemnification.
            -------------------------------------

          (a) To the maximum extent permitted by the Oklahoma General Corporation Act as it exists on the date hereof or as it may hereafter be amended, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          (b) This Corporation may agree, in its Bylaws, by contract or in any other manner, to indemnify and protect any director, officer, employee or agent of this Corporation, or any person who serves at the request of this Corporation as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, to the maximum extent permitted by the Oklahoma General Corporation Act as it exists on the date hereof or as it may hereafter be amended.

     ELEVENTH: Amendment. This Corporation reserves the right at any time and
               ---------
from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Oklahoma at the time in force may be added or inserted in this Certificate of Incorporation, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Section ELEVENTH.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a Corporation under the laws of the State of Oklahoma, does certify that the facts herein stated are true, and accordingly, has hereunto set his hand this 31st day of May, 1990.


                                    /s/ Steven P. Cole
                                    --------------------------------------------
                                    Steven P. Cole

FEE $25.00

                                    CHANGE
                                      OF
                               REGISTERED AGENT
                                      AND
                                  LOCATION OF
                               REGISTERED OFFICE
                                      OF
                          UNIVERSAL TECH CORPORATION
                            AN OKLAHOMA CORPORATION


TO:  THE OKLAHOMA SECRETARY OF STATE
     101 State Capitol
     Oklahoma City, OK 73105

     Universal Tech Corporation, an Oklahoma corporation (the "Corporation"), for the purpose of changing its registered agent and registered office pursuant to Section 1023 of the Oklahoma General Corporation Act, hereby certifies:

1.   That the location of the registered office of the Corporation is:

     16 South Pennsylvania Avenue       Oklahoma City      Oklahoma        73107
     ---------------------------------------------------------------------------
     Street Name                             City          County       Zip Code

2. That the name of the registered agent at such address upon whom process against the Corporation may be served is:

     David M. Shear
     ---------------------------------------------------------------------------

     IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President and attested by its Asst. Secretary, this 26/th/
              ----                               -----
day of September, 1995.

UNIVERSAL TECH CORPORATION


/s/ Tony M. Shelby                      Tony M. Shelby
-----------------------------           ----------------------------------------
by             Vice President           (Please print name)

ATTEST:


/s/  David M. Shear                     David M. Shear
-----------------------------           ----------------------------------------
by            Asst. Secretary           (Please print name)

                            OKLAHOMA TAX COMMISSION
                               STATE OF OKLAHOMA
                              2501 Lincoln Blvd.
                         Oklahoma City, Oklahoma 73194

ROBERT E. ANDERSON, Chairman                                BUSINESS TAX
ROBERT V. CULLISON, Vice-Chairman                            DIVISION
DON KILPATRICK, Sec'y-Member                                REGISTRATION SECTION
                                                            (405) 521-3161
                                                            FEI:  731364261


                                    BOA                     10/19/95


SECRETARY OF STATE
ROOM 101, STATE CAPITOL BUILDING
OKLAHOMA CITY, OK. 73105


RE: UNIVERSAL TECH CORPORATION


QUALIFICATION DATE: 05/31/90

DEAR SECRETARY:

THIS IS TO CERTIFY THAT THE FILES OF THIS OFFICE SHOW THE REFERENCED CORPORATION HAS FILED A FRANCHISE TAX RETURN FOR THE FISCAL YEAR ENDING JUNE 30, 1996 AND HAS PAID THE FRANCHISE TAX AS SHOWN BY SAID RETURN.

NO CERTIFICATION IS MADE AS TO ANY CORPORATE FRANCHISE TAXES WHICH MAY BE DUE BUT NOT YET ASSESSED, NOR WHICH HAVE BEEN ASSESSED AND PROTESTED.

THIS LETTER MAY NOT THEREFORE BE ACCEPTED FOR PURPOSES OF DISSOLUTION OR WITHDRAWAL.


SINCERELY,

OKLAHOMA TAX COMMISSION


BUSINESS TAX DIVISION

REGISTRATION SECTION